EXHIBIT 16.1

[YOUNT, HYDE & BARBOUR, P.C. LETTERHEAD]

March 17, 2005

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

Re: Eagle Financial Services, Inc.

Ladies and Gentlemen:

We have read Item 4 of the Current Report on Form 8-K, dated March 16, 2005 (the “Form 8-K”) prepared by Eagle Financial Services, Inc. (the “Company”) and are in agreement with the statements concerning our firm in the Form 8-K. We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

Sincerely,

/s/ YOUNT, HYDE & BARBOUR, P.C.

Yount, Hyde & Barbour, P.C.